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                                                                    EXHIBIT 10.4

                                AMENDMENT TO THE
                                KCS ENERGY, INC.
                     2001 EMPLOYEE AND DIRECTORS STOCK PLAN

This Amendment to the KCS Energy, Inc. 2001 Employee and Directors Stock Plan (the "PLAN"), made pursuant to the right to amend reserved under Section 7.9 of the Plan, amends and modifies the Plan as follows:

1.   The provisions of Section 1.2 of the Plan shall be amended by adding a new
     Section 1.2.34, effective as of April 20, 2006, to read as follows:

          1.2.34 "Cause" means the occurrence of any of the following events:
          (i) the commission by Participant of an act of willful misconduct in any material respect including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to Participant or the Company (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach of a fiduciary duty owed to the Company by Participant involving personal profit; (ii) the commission by Participant of an act of dishonesty relating to the performance of Participant's duties, habitual unexcused absence from work, willful failure to perform duties in any material respect (other than any such failure resulting from Participant's incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in damage or injury to the Company, its reputation or goodwill (provided, however, that in the event of Participant's willful failure to perform duties in any material respect, Participant shall be provided with written notice of such event and shall be provided with a reasonable opportunity, and in no event more than thirty (30) days, to cure such failure to perform his duties); or (iii) any felony conviction of Participant or any conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

2.   The provisions of Section 1.2 of the Plan shall be amended by adding a new
     Section 1.2.35, effective as of April 20, 2006, to read as follows:

          1.2.35 "Change in Control" means the first to occur of any of the following events which occurs at any time after the Effective Date:
          (i) Any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an executive benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) individuals who are members of the Board on the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement in replacement for a director who has died or become disabled and whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (iii) a merger or consolidation of the Company with any other corporation or other business entity, other than a merger or consolidation which would result in the combined voting power of the Company's securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting


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          securities of the surviving entity) at least 51% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) a sale or disposition by the Company of all or substantially all of the Company's assets.

3. The provisions of Section 2.2.7 of the Plan shall be amended by adding a new Section 2.2.7.3, effective as of April 20, 2006, to read as follows:

          2.2.7.3 Change in Control. In the event of the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiary (other than for Cause) at any time within 12 months following a Change in Control, the Option may be exercised by Participant until the earlier of the expiration of the Option Period or the date that is three (3) months following the termination of the Participant's employment or service, and the Option shall thereafter terminate and cease to be exercisable.

4.   The provisions of Section 2 of the Plan shall be amended by adding a new
     Section 2.4, effective as of April 20, 2006, to read as follows:

          2.4 The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator in its discretion may provide for an acceleration of vesting and exercisability in the terms of any Option agreement in the event a Change in Control occurs, in the event of a Participant's death while employed or serving as a director, in the event of a Participant's Total and Permanent Disability, or in the event of a Participant's Retirement. In the event of the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiary (other than for Cause) at any time within 12 months following a Change in Control, the Option shall become 100% vested and exercisable.

5. The provisions of Section 5.1 of the Plan shall be amended by revising the last sentence of such Section, effective as of April 20, 2006, to read as follows:

          Notwithstanding the foregoing or anything in Section 5.2 to the contrary, all restrictions shall lapse or terminate with respect to all Restricted Stock upon death or Total and Permanent Disability while employed or Retirement of the Participant, or upon the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control. The Restricted Stock shall become 100% vested on such events and the restrictions on transfer shall lapse.

6. Except as expressly provided herein, the Plan shall remain unchanged and in full force and effect.


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IN WITNESS WHEREOF, KCS Energy, Inc., by its duly authorized officer, has caused this Amendment to be executed as of April 20, 2006.

                                        KCS ENERGY, INC.


                                        By: /s/ James Christmas
                                            ------------------------------------
                                            James Christmas,
                                            Chairman and Chief Executive Officer


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